                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Pfizer Inc.:

     We consent to the incorporation by reference in the Registration
Statement on Form S-4 of Pfizer Inc. (No. 333-90975) of our report dated February 14, 2000 on the consolidated financial statements of Pfizer Inc. and Subsidiary Companies as of December 31, 1999, 1998 and 1997 and for each of the years then ended, which is included in the Pfizer Inc. Current Report on Form 8-K filed February 22, 2000, and to the reference to us under the heading "Experts" in the registration statement.

/s/ KPMG LLP
----------------
    KPMG LLP

New York, New York
February 22, 2000